FIS TRUST 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Arimathea Catholic Bond Index ETF, FIS Faith Income ETF, FIS Bright Portfolios Core Bond Fund ETF and FIS Tactical Equity ETF, each a series of FIS Trust, under the heading “Management and Other Service Providers” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

March 12, 2026